As filed with the Securities and Exchange Commission on September 19, 2022

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PLUG POWER INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3672377
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

968 Albany Shaker Road Latham, NY	12110
(Address of Principal Executive Offices)	(Zip Code)

Amendment No. 1 to the Plug Power Inc. 2021 Stock Option and Incentive Plan

(Full Title of the Plan)

Andrew Marsh

President and Chief Executive Officer

Plug Power Inc.

968 Albany Shaker Road

Latham, New York 12110

(Name and Address of Agent For Service)

(518) 782-7700

(Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Robert P. Whalen, Jr.
Audrey S. Leigh
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES

This Registration Statement on Form S-8 is filed to register an additional 17,530,000 shares of common stock, par value $0.01 per share (“Common Stock”), of Plug Power Inc. (the “Registrant”) authorized to be issued under the Plug Power Inc. 2021 Stock Option and Incentive Plan (the “2021 Plan”). The stockholders of the Registrant approved an amendment to the 2021 Plan on June 30, 2022 at the Registrant’s 2022 Annual Meeting of Stockholders to, among other things, increase the number of shares of Common Stock available for issuance under the 2021 Plan. These additional shares of Common Stock are securities of the same class as other securities for which the Registration Statement on Form S-8 (File No. 333-258797) (the “Prior Registration Statement”) was filed with the Securities and Exchange Commission (the “Commission”) on August 13, 2021. After giving effect to this Registration Statement, an aggregate of 40,030,000 shares of the Registrant’s Common Stock have been registered for issuance under the 2021 Plan.

In accordance with General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 1, 2022;

(b)	the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the Commission on May 9, 2022 and August 9, 2022, respectively;

(c)	the Current Reports on Form 8-K filed with the Commission on March 21, 2022, April 18, 2022, July 1, 2022, July 6, 2022, July 26, 2022 and August 25, 2022; and

(d)	Description of the Registrant’s Common Stock (filed as Exhibit 4.6 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2020, filed on May 14, 2021, including any amendments or reports filed for the purpose of updating such description).

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

See the Exhibit Index included herein for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Number	Description

4.1	2021 Stock Option and Incentive Plan (filed as Appendix B to Plug Power Inc.’s Schedule 14A Proxy Statement filed on July 9, 2021 and incorporated by reference)

4.2	Amendment No. 1 to the 2021 Stock Option and Incentive Plan (filed as Appendix A to Plug Power Inc.’s Schedule 14A Proxy Statement filed on May 2, 2022 and incorporated by reference)

5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered

23.1	Consent of KPMG LLP

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	Power of attorney (included as part of the signature page to this Registration Statement)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Latham, New York, on this 19th day of September, 2022.

PLUG POWER, INC.

By:	/s/Andrew Marsh
Andrew Marsh
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Plug Power Inc., hereby severally constitute and appoint Andrew Marsh and Gerard L. Conway Jr., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Plug Power Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew J. Marsh	President, Chief Executive Officer and Director (Principal Executive Officer)	September 19, 2022
Andrew J. Marsh

/s/ Paul Middleton	Chief Financial Officer (Principal Financial Officer)	September 19, 2022
Paul Middleton

/s/ Martin D. Hull	Controller and Chief Accounting Officer (Principal Accounting Officer)	September 19, 2022
Martin D. Hull

/s/ George C. McNamee	Director	September 19, 2022
George C. McNamee

/s/ Gary K. Willis	Director	September 19, 2022
Gary K. Willis

/s/ Maureen O. Helmer	Director	September 19, 2022
Maureen O. Helmer

/s/ Gregory L. Kenausis	Director	September 19, 2022
Gregory L. Kenausis

/s/ Lucas P. Schneider	Director	September 19, 2022
Lucas P. Schneider

/s/ Jonathan M. Silver	Director	September 19, 2022
Jonathan M. Silver

/s/ Kyungyeol Song	Director	September 19, 2022
Kyungyeol Song

/s/ Jean A. Bua	Director	September 19, 2022
Jean A. Bua

/s/ Kavita Mahtani	Director	September 19, 2022
Kavita Mahtani